Exhibit 10.24

FIRST AMENDMENT TO GEORGIA HOLDINGS, INC.

MANAGEMENT EQUITY PLAN

The Georgia Holdings, Inc. Management Equity Plan (the “Plan”), is hereby amended effective as of February 4, 2014 (the “Effective Date”) as follows:

1.         Amendment to Section 3 of the Plan. The first sentence of Section 3 of the Plan shall be deleted in its entirety and replaced with the following:

“Subject to the provisions of Section 7, the total number of Shares with respect to which Awards may be granted under the Plan shall not exceed 763,688, and the full number of Shares available for delivery under the Plan may be delivered pursuant to ISOs.”

2.         Amendment to Section 4 of the Plan. Section 4 of the Plan shall be amended to add a new subsection (d) to the end thereof, as follows:

“(d)     Actions by the Board. The Board shall have all the authority granted to the Committee under the Plan, and may at any time and from time to time, grant Awards and administer the Plan with respect to such Awards.”

3.         Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to “this Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.